                    NORTHSTAR COMPUTER FORMS, INC. AND SUBSIDIARY

                                      EXHIBIT 11

                    STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

                                                 Three Months Ended
                                                      January 31
                                           1997                     1996
                                           ----                     ----

NET EARNINGS                            $ 570,693               $   82,736

EARNINGS PER SHARE
Primary:
   Net earnings                         $     .31                $     .05
                                        ---------                ---------

Fully diluted (1):
   Net earnings                         $     .31                $     .05
                                        ---------                ---------


AVERAGE NUMBER OF
COMMON AND COMMON
EQUIVALENT SHARES

Primary:
   Weighted average number of
   common shares outstanding            1,716,571                1,713,896
Common equivalent shares:
   Dilutive stock options, using
   Treasury Stock Method                  112,271                   39,290
                                        ---------                ---------
                                        1,828,842                1,753,186
                                        ---------                ---------

Fully diluted (1)
   Weighted average number of
   common shares outstanding            1,716,571                1,713,896
Common equivalent shares:
   Dilutive stock options, using
   Treasury Stock Method                  112,271                   39,290
                                        ---------                ---------
                                        1,828,842                1,753,186
                                        ---------                ---------





(1) This calculation is submitted in accordance with Regulation S-K Item 601
    (b) (11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%